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                                                                      Exhibit 21

                           INTERNATIONAL PAPER COMPANY
                         SUBSIDIARIES OF THE REGISTRANT
                                DECEMBER 31, 2002

The following table lists the names of certain subsidiaries of International Paper Company. The table omits names of certain subsidiaries since the omitted subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 2002.

                                                                                         State or
                                                                                      Jurisdiction of
                                                                                       Incorporation
                                                                                       -------------
U. S. Subsidiaries:
-------------------

IP Pacific Timberlands, Inc. (including subsidiaries)                                       Delaware

Shorewood Packaging Corporation (including subsidiaries)                                    Delaware

Timberlands Capital Corp. II, Inc. (including subsidiaries)                                 Delaware

The Branigar Organization, Inc. (including subsidiaries)                                    Illinois

Non - U. S. Subsidiaries:
-------------------------

Carter Holt Harvey Limited (including subsidiaries)                                      New Zealand

Weldwood of Canada Limited (including subsidiaries)                                           Canada

International Paper do Brasil LTDA (including subsidiaries)                                   Brazil

International Paper Investments (France) S.A. (including subsidiaries)                        France